Exhibit 99.1

Stepan Reports Third Quarter 2026 Results

Northbrook, Illinois, October 28, 2026 -- Stepan Company (NYSE: SCL) today reported:

Third Quarter 2026 Highlights

•
Reported net income was $17.8 million, up 64% versus the prior year. Adjusted net income(1) was $21.7 million, up 98% versus the prior year.
•
EBITDA(2) was $57.5 million versus $56.1 million in the prior year. Adjusted EBITDA(2) was $66.3 million, up 18%, year-over-year.
•
Global sales volume was up 3% year-over-year. Organic sales volume was up 7% year-over-year.
•
Cash from Operations was $29.3 million during the quarter. Free cash flow(3) for the quarter was $8.2 million and was negatively impacted by higher working capital requirements.
•
Pre-tax earnings include a $5.6 million restructuring charge, related to the Company's previously announced Project Catalyst, inclusive of approximately 100 salaried position reductions or 7% of global salaried headcount.
•
In October, the Company closed on its previously announced agreement to sell a parcel of land near its Millsdale site for $28.5 million. The full cash proceeds will be used to pay down debt.

YTD 2026 Highlights

•
Reported net income was a $0.7 million loss versus $41.9 million of income in the prior year. The current year loss is entirely due to a $76.1 million pre-tax restructuring charge. The cash impact associated with this restructuring charge was approximately $12.8 million year-to-date. Adjusted net income(1) was $59.1 million, up 40% versus the prior year.
•
EBITDA(2) was $110.1 million and Adjusted EBITDA(2) was $190.3 million. Adjusted EBITDA was up 15% year-over-year.
•
Organic sales volume was up 4% year-over-year.

“Quarterly earnings were up significantly, driven by improved results in all three segments. Third quarter adjusted EBITDA of $66.3 million was up 18% year-over-year due to global volume growth, margin recovery and Project Catalyst savings. Surfactant adjusted EBITDA was up 27% in the quarter and Polymers grew single digits including one time maintenance costs. Specialty Products adjusted EBITDA was up 5% driven by double digit volume growth," said Luis E. Rojo, President and Chief Executive Officer. "Surfactant organic sales volume was up 8% and Polymer sales volume was up 3% in the quarter. The Surfactant volume growth was broad-based and across most end markets. Within Polymers, the North American Rigid, Spray Foam and Phthalic Anhydride businesses delivered double digit volume growth. We are pleased with the growth we achieved in several of our key strategic end markets despite ongoing global economic uncertainties and supply chain disruptions. We executed the organizational redesign phase of Project Catalyst during the quarter in line with expectations."

Financial Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands, except per share data)	2026	2025	% Change	2026	2025	% Change
Net Sales	$692,154	$590,284	17%	$1,980,772	$1,778,228	11%
Operating Income	$25,959	$21,794	19%	$13,547	$68,047	(80)%
Net Income (Loss)	$17,813	$10,839	64%	$(682)	$41,891	(102)%
Earnings per Diluted Share	$0.78	$0.47	66%	$(0.03)	$1.83	(102)%

Adjusted Net Income *	$21,688	$10,948	98%	$59,053	$42,211	40%
Adjusted Earnings per Diluted Share *	$0.94	$0.48	96%	$2.58	$1.84	40%

* See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

Percentage Change in Net Sales

Net sales in the third quarter of 2026 increased 17% year-over-year. This increase reflects higher selling prices, mainly attributable to the pass-through of higher raw material costs and pricing actions, a 3% increase in sales volume and the favorable impact of foreign currency translation. Organic sales volume was up 7% year-over-year.

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Volume	3%	1%
Selling Price & Mix	13%	7%
Foreign Translation	1%	3%
Total	17%	11%

Segment Results

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Net Sales
Surfactants	$486,633	$422,358	15%	$1,424,222	$1,264,151	13%
Polymers	$178,650	$143,928	24%	$486,686	$452,795	7%
Specialty Products	$26,871	$23,998	12%	$69,864	$61,282	14%
Total Net Sales	$692,154	$590,284	17%	$1,980,772	$1,778,228	11%

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands, all amounts pre-tax)	2026	2025	% Change	2026	2025	% Change
Operating Income (Loss)
Surfactants	$27,440	$15,718	75%	$80,350	$58,015	38%
Polymers	$14,569	$14,104	3%	$45,860	$39,281	17%
Specialty Products	$10,185	$9,634	6%	$19,907	$20,400	(2)%
Total Segment Operating Income	$52,194	$39,456	32%	$146,117	$117,696	24%
Corporate Expenses	$(26,235)	$(17,662)	49%	$(132,570)	$(49,649)	167%
Consolidated Operating Income (Loss)	$25,959	$21,794	19%	$13,547	$68,047	(80)%

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2026	2025	% Change	2026	2025	% Change
EBITDA	$57.5	$56.1	2%	$110.1	$164.7	(33)%

Adjusted EBITDA
Surfactants	$48.2	$38.0	27%	$144.2	$120.9	19%
Polymers	$23.3	$22.4	4%	$71.9	$64.0	12%
Specialty Products	$11.7	$11.1	5%	$24.3	$24.8	(2)%
Unallocated Corporate	$(16.9)	$(15.3)	10%	$(50.1)	$(44.6)	12%
Consolidated Adjusted EBITDA	$66.3	$56.2	18%	$190.3	$165.1	15%

Consolidated adjusted EBITDA(2) increased $10.1 million, or 18%, in the quarter. This increase was primarily due to higher Surfactant earnings driven by sales volume growth and margin recovery.

•
Surfactant net sales were $486.6 million for the quarter, up 15% versus the prior year. Selling prices were up 10% primarily due to pass through of higher raw material costs and pricing actions. Global Sales volume was up 3% and organic sales volume increased 8%. Double digit growth in the Consumer Products, Construction & Industrial and Oilfield end markets and to our Tier 2/3 customer base was partially offset by lower Crop Productivity demand. Foreign currency translation positively impacted net sales by 2%. Surfactant adjusted EBITDA(2) for the quarter increased $10.2 million, or 27%, versus the prior year. This increase was primarily due to sales volume growth and margin recovery.
•
Polymer net sales were $178.7 million for the quarter, a 24% increase versus the prior year. Selling prices were up 22%, primarily due to the pass-through of higher raw material costs. Sales volume increased 3% in the quarter. North American sales volume was up double digits, inclusive of significant growth in Spray Foam, partially offset by lower volumes in Europe and Asia. Foreign currency translation negatively impacted net sales by 1% during the quarter. Polymer adjusted EBITDA(2) increased $0.9 million, or 4%, versus the prior year primarily due to sales volume growth that more than offset regulatory-mandated maintenance turnaround costs, that occur every 5 years, at the Company's Germany site.
•
Specialty Products net sales were $26.9 million for the quarter, a 12% increase versus the prior year. Specialty Products sales volume increased 20% while adjusted EBITDA(2) increased $0.6 million, or 5%. The increase in adjusted EBITDA(2) was primarily due to higher sales volume in the medium chain triglycerides product line that was partially offset by less favorable product mix.

Outlook

“We believe we are positioned to continue delivering growth and executing on our diversification strategy. Project Catalyst, which is our comprehensive plan designed to further optimize our asset base and create a more productive and agile organization, is contributing to this growth," said Luis E. Rojo, President and Chief Executive Officer. "Despite the ongoing and significant market uncertainties and challenges, the organization continues to be focused on executing our growth opportunities, productivity plans and cash interventions. With these actions and the strong first nine-month results, we believe we will deliver full year Adjusted EBITDA growth, positive free cash flow and continue to de-leverage the balance sheet in 2026."

Notes

(1) Adjusted net income and adjusted earnings per share are non-GAAP measures which exclude deferred compensation income/expense, certain environmental remediation-related costs as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

(2) EBITDA and adjusted EBITDA are non-GAAP measures. See Table VI for calculations and GAAP reconciliations of EBITDA and adjusted EBITDA.

(3) Free cash flow is a non-GAAP measure and reflects cash generated from operations minus capital expenditures. Cash generated from operations was $29.3 million during the third quarter of 2026 and capital expenditures were $21.1 million.

Conference Call

Stepan Company will host a conference call to discuss its third quarter results at 9:00 a.m. ET (8:00 a.m. CT) on October 28, 2026. The call can be accessed by phone and webcast. To access the call by phone, please click on this Registration Link, complete the form and you will be provided with dial in details and a PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. The webcast can be accessed through the Investors/Conference Calls page at www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com through the Investors/Presentations page at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection compounds and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com

Contact: Ruben Velasquez 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to our ability to realize cost savings or operating efficiencies associated with strategic initiatives, including Project Catalyst; accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws and other legal restrictions, including those relating to the international scope of our business; domestic and global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including changes in global trade policies, tariffs and retaliatory measures and countermeasures; currency exchange rate fluctuations; changes in tax policy and potential adverse tax consequences due to the international scope of our business; downgrades in our credit ratings or our ability to access the credit or capital markets if and when necessary; global political, military, security or other instability and increased security regulations; costs, delays and miscalculations in capacity needs related to expansion or other capital projects; interruption or breaches of information technology systems; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; our ability to retain executive management and key personnel; and issues relating to compliance with our debt covenants. In addition to the risks described in the Company's periodic reports, the restructuring actions described herein may involve risks related to the execution of facility closures and asset decommissioning, potential operational disruptions, impacts on employees and local communities, environmental compliance, and the realization of anticipated cost savings and efficiencies.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

* * * * *

Tables follow

Table I

STEPAN COMPANY

For the Three and Nine Months Ended September 30, 2026 and 2025

(Unaudited – in 000's, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Sales	$692,154	$590,284	$1,980,772	$1,778,228
Cost of Sales	604,573	519,261	1,728,358	1,559,857
Gross Profit	87,581	71,023	252,414	218,371
Operating Expenses:
Selling	13,726	11,299	40,758	38,064
Administrative	26,607	22,864	72,123	67,079
Research, Development and Technical Services	15,670	14,225	47,858	43,575
Deferred Compensation	37	841	2,001	1,606
	56,040	49,229	162,740	150,324

Business Restructuring	5,582	-	76,127	-

Operating Income	25,959	21,794	13,547	68,047

Other Income (Expense):
Interest, Net	(6,344)	(6,815)	(17,037)	(16,426)
Other, Net	212	1,536	1,377	3,344
	(6,132)	(5,279)	(15,660)	(13,082)

Income (Loss) Before Provision for Income Taxes	19,827	16,515	(2,113)	54,965
Provision for Income Taxes	2,014	5,676	(1,431)	13,074
Net Income (Loss)	17,813	10,839	(682)	41,891
Net Income (Loss) Per Common Share
Basic	$0.78	$0.47	$(0.03)	$1.83
Diluted	$0.78	$0.47	$(0.03)	$1.83
Shares Used to Compute Net Income Per Common Share
Basic	22,906	22,875	22,897	22,869
Diluted	22,978	22,893	22,897	22,888

Table II

Reconciliation of Non-GAAP Net Income (Loss) and Earnings per Diluted Share*

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands, except per share amounts)	2026	EPS	2025	EPS	2026	EPS	2025	EPS
Net Income (Loss) Reported	$17,813	$0.78	$10,839	$0.47	$(682)	$(0.03)	$41,891	$1.83

Deferred Compensation (Income) Expense	$52	$-	$(149)	$-	$581	$0.03	$(549)	$(0.02)
Environmental Remediation Expense	$2,391	$0.10	$258	$0.01	$2,561	$0.11	$869	$0.03
Business Restructuring	$1,432	$0.06	$-	$-	$56,593	$2.47	$-	$-
Adjusted Net Income	$21,688	$0.94	$10,948	$0.48	$59,053	$2.58	$42,211	$1.84

* All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and financial condition. The Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Management believes that these non-GAAP financial measures provide useful supplemental information because they exclude non-operational items that affect comparability between years. These measures should be considered in addition to, not as substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from similarly titled measures presented by other companies. The Company's Annual Report on Form 10-K for the year ended December 31, 2025 contains additional information regarding the use of non-GAAP financial measures.

Summary of Third Quarter 2026 Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income/expense, certain environmental remediation costs and other significant and infrequent or non-recurring items.

•
Deferred Compensation: The third quarter of 2026 reported net income includes $0.1 million of after-tax expense versus $0.1 million of after-tax income in the prior year.

•
Environmental Remediation: The third quarter of 2026 reported net income includes $2.4 million of after-tax expense versus $0.3 million of after-tax expense in the prior year. The higher current year expense primarily reflects a reserve adjustment related to the Company's Maywood, NJ site.

•
Business Restructuring: The third quarter of 2026 reported net income includes $1.4 million of after-tax expense related to restructuring charges. There were no restructuring charges recognized in the prior year quarter.

Table III

Reconciliation of Pre-Tax to After-Tax Adjustments

Management uses the non-GAAP adjusted net income metric to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. The cumulative tax effect is typically calculated using the statutory tax rates for the jurisdictions in which the transactions occurred.

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands, except per share amounts)	2026	EPS	2025	EPS	2026	EPS	2025	EPS
Pre-Tax Adjustments
Deferred Compensation (Income) Expense	$69		$(198)		$765		$(732)
Environmental Remediation Expense	$3,145		$344		$3,368		$1,158
Business Restructuring	$5,582		$-		$76,127		$-
Total Pre-Tax Adjustments	$8,796		$146		$80,260		$426

Cumulative Tax Effect on Adjustments	$(4,921)		$(37)		$(20,525)		$(106)

After-Tax Adjustments	$3,875	$0.16	$109	$0.01	$59,735	$2.61	$320	$0.01

Table IV

Deferred Compensation Plans

The full effect of the deferred compensation plans on quarterly pre-tax income was $0.1 million of expense versus $0.2 million of income in the prior year. The quarter-end market prices of Company stock and the impact of deferred compensation on specific income statement line items is summarized below:

	2026			2025
	9/30	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company	$62.38	$55.72	$49.98	$47.36	$47.70	$54.58	$55.04

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Deferred Compensation
Operating Income (Expense)	$(37)	$(841)	$(2,001)	$(1,606)
Other, net – Mutual Fund Gain	(32)	1,039	1,236	2,338
Total Pre-Tax	$(69)	$198	$(765)	$732
Total After-Tax	$(52)	$149	$(581)	$549

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. These results are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. The table below presents the impact that foreign currency translation had on select income statement line items.

($ in millions)	Three Months Ended September 30,		Change	Change Due to Foreign Currency Translation	Nine Months Ended September 30,		Change	Change Due to Foreign Currency Translation
	2026	2025			2026	2025
Net Sales	$692.2	$590.3	$101.9	$8.5	$1,980.8	$1,778.2	$202.6	$51.0
Gross Profit	87.6	71.0	$16.6	0.7	252.4	218.4	$34.0	6.1
Operating Income	26.0	21.8	$4.2	0.4	13.5	68.0	$(54.5)	3.8
Pretax Income (Loss)	19.8	16.5	$3.3	0.4	(2.1)	55.0	$(57.1)	3.9

Corporate Expenses

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Total Corporate Expenses	$26,235	$17,662	49%	$132,570	$49,649	167%
Less:
Deferred Compensation Expense	$37	$841	(96)%	$2,001	$1,606	25%
Environmental Remediation Expense	$3,145	$344	814%	$3,368	$1,158	191%
Business Restructuring	$5,582	$-	NM	$76,127	$-	NM
Adjusted Corporate Expenses	$17,471	$16,477	6%	$51,074	$46,885	9%

Adjusted Corporate expenses increased $1.0 million, or 6%, for the quarter. This increase was primarily due to higher incentive-based compensation expenses.

Table V

Stepan Company

Consolidated Balance Sheets

September 30, 2026 and December 31, 2025

	September 30, 2026	December 31, 2025
ASSETS
Current Assets	$982,764	$858,959
Property, Plant & Equipment, Net	1,132,891	1,219,627
Other Assets	274,742	279,116
Total Assets	$2,390,397	$2,357,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$742,975	$666,494
Deferred Income Taxes	11,008	11,450
Long-term Debt	341,687	340,975
Other Non-current Liabilities	75,940	94,773
Total Stepan Company Stockholders’ Equity	1,218,787	1,244,010
Total Liabilities and Stockholders’ Equity	$2,390,397	$2,357,702

Selected Balance Sheet Information

The Company’s total debt decreased by $13.3 million and cash decreased by $15.6 million versus June 30, 2026. The Company’s net debt level increased $2.3 million versus June 30, 2026 and its net debt ratio was 31% which was constant with the prior quarter (Net Debt and Net Debt Ratio are non-GAAP measures, reconciliations of which are shown in the table below). Management uses the non-GAAP net debt metric to show a more complete picture of the Company's overall liquidity, financial flexibility and leverage level.

($ in millions)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025
Net Debt
Total Debt	$634.1	$647.4	$651.7	$626.7
Cash	98.1	113.7	140.8	132.7
Net Debt	$536.0	$533.7	$510.9	$494.0
Equity	1,218.8	1,212.0	1,193.0	1,244.0
Net Debt + Equity	$1,754.8	$1,745.7	$1,703.9	$1,738.0
Net Debt / (Net Debt + Equity)	31%	31%	30%	28%

The major working capital components were:

($ in millions)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025
Net Receivables	$502.1	$492.3	$433.7	$388.0
Inventories	340.0	324.5	289.0	298.8
Accounts Payable	(315.2)	(321.7)	(285.7)	(261.7)
	$526.9	$495.1	$437.0	$425.1

Table VI

Reconciliations of Non-GAAP EBITDA and Adjusted EBITDA

Management uses the non-GAAP EBITDA and adjusted EBITDA metrics to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items.

	Three Months Ended September 30, 2026

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Net Income					$17.8
Provision for Income Taxes					2.0
Interest Expense, Net					6.3
EBIT					$26.2
Other, Net Income					(0.2)
Operating Income	$27.4	$14.6	$10.2	$(26.2)	$26.0
Depreciation and Amortization	20.8	8.7	1.5	0.3	31.3
Other, Net Income	-	-	-	0.2	0.2
EBITDA					$57.5
Deferred Compensation	-	-	-	0.1	0.1
Environmental Remediation	-	-	-	3.1	3.1
Business Restructuring	-	-	-	5.6	5.6
Adjusted EBITDA	$48.2	$23.3	$11.7	$(16.9)	$66.3

	Three Months Ended September 30, 2025

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Net Income					$10.8
Provision for Income Taxes					5.7
Interest Expense, Net					6.8
EBIT					$23.3
Other, Net Income					(1.5)
Operating Income	$15.7	$14.1	$9.6	$(17.7)	$21.8
Depreciation and Amortization	22.3	8.3	1.5	0.7	32.8
Other, Net Income	-	-	-	1.5	1.5
EBITDA					$56.1
Deferred Compensation	-	-	-	(0.2)	(0.2)
Environmental Remediation	-	-	-	0.3	0.3
Adjusted EBITDA	38.0	22.4	11.1	(15.3)	56.2

	Nine Months Ended September 30, 2026

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Net Income					$(0.7)
Provision for Income Taxes					(1.4)
Interest Expense, Net					17.0
EBIT					$14.9
Other, Net Income					(1.4)
Operating Income	$80.3	$45.9	$19.9	$(132.6)	$13.5
Depreciation and Amortization	63.9	26.0	4.4	0.9	95.2
Other, Net Income	-	-	-	1.4	1.4
EBITDA					$110.1
Deferred Compensation	-	-	-	0.8	0.8
Environmental Remediation	-	-	-	3.4	3.4
Business Restructuring	-	-	-	76.1	76.1
Adjusted EBITDA	$144.2	$71.9	$24.3	$(50.1)	$190.3

	Nine Months Ended September 30, 2025

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Net Income					$41.9
Provision for Income Taxes					13.1
Interest Expense, Net					16.4
EBIT					$71.4
Other, Net Income					(3.3)
Operating Income	$58.0	$39.3	$20.4	$(49.6)	$68.1
Depreciation and Amortization	62.9	24.7	4.4	1.3	93.3
Other, Net Income	-	-	-	3.3	3.3
EBITDA					$164.7
Deferred Compensation	-	-	-	(0.7)	(0.7)
Environmental Remediation	-	-	-	1.1	1.1
Adjusted EBITDA	120.9	64.0	24.8	(44.6)	165.1